UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

Cinnabar Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)
360 Main Street Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009, Joseph Meuse resigned from his position as a director of Cinnabar Ventures, Inc. (the “Company”). His resignation was not the result of any disagreements with the Company on any matters relating to our operations, policies and practices. Mr. Meuse will be pursuing his other current business interests, which may include providing investment banking services to the Company in the future.

Item 8.01 Other Events.

On December 15, 2009, the Company entered into a non-binding letter of commitment (the “Letter of Commitment”) to purchase all of the membership interests, assets and intellectual property of Advanced Network Solutions, LLC, a Florida limited liability company (“ANS”). Currently, ANS is DBA “Rent-a-Genius” in the South Florida Market.

ANS specializes in providing information technology systems and necessary training to companies in order for them to maintain efficient growth. Further, ANS provides colocation, system monitoring and end to end solutions for growing businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINNABAR VENTURES, INC.

Date: December 23, 2009	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer